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                                   EXHIBIT 3

                          BARRINGER LABORATORIES, INC.
                             15000 WEST 6TH AVENUE
                             GOLDEN, COLORADO 80401
                           TELEPHONE: (303) 277-1687
                           FACSIMILE: (303) 277-1689


TO:       R. SCOTT ASEN
          J. FRANCIS LAVELLE

FROM:     J. GRAHAM RUSSELL, PRESIDENT
          BARRINGER LABORATORIES, INC.

DATE:     APRIL 13, 1998

RE:       SUBSCRIPTION AGREEMENT

     Gentlemen: Reference is made to the Subscription Agreements with Barringer Laboratories, Inc. (the "Company") that each of you has executed of even date herewith. For good and valuable consideration consisting of $10.00 and your execution of the Subscription Agreement, the Board of Directors of the Company has determined that it will reimburse you for your legal and related out of pocket expenses associated with investment in the shares, including costs associated with the draft four-year convertible notes, notes and registration statement that your counsel provided to the Company.

                              Very truly yours,

                              BARRINGER LABORATORIES, INC.


                              By: /s/ J. Graham Russell
                                  --------------------------------------
                                  J. Graham Russell, President




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